UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2022

INVESTVIEW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

234 Industrial Way West, Suite A202
Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	732-889-4300

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading symbol(s)	Name of each change on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01—ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

See the disclosure provided under Item 5.02.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION

OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

ARRANGEMENTS OF CERTAIN OFFICERS

On June 24, 2022, Investview, Inc. (the “Company”) undertook to restructure unvested incentive equity awards previously granted to its senior leadership team. The Company’s senior management team and board of directors unanimously agreed to surrender and terminate an aggregate of approximately 288 million outstanding unvested restricted shares in exchange for the issuance of options to purchase approximately 360 million shares, vesting in equal amounts over a five-year period, at an exercise price of $0.05 per share, or approximately a 66% premium over the closing price of the Company’s shares on Thursday, June 23, 2022. The exercise price and number of options into which the unvested restricted shares were surrendered (based on an exchange ratio of 1.25 to 1) were established by an independent valuation firm engaged by the Company that applied relevant valuation methodologies in a manner consistent with the Company’s recently completed December 31, 2021 audit. Of particular note, the shares issuable, if at all, upon exercise of the options, remain subject to the terms of the Company’s existing lock-up agreement through April 2025. Copies of the related amendments to executive employment agreements and non-statutory option award and non-statutory option award agreements are attached hereto as exhibits (see Item 9.01).

ITEM 8.01—OTHER EVENTS

On June 27, 2022, the Company issued a press release, a copy of which is attached hereto as exhibit 99.01 (as modified to correct a typographical error: the Company’s existing lock-up agreement expires in April 2025).

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.110	Non-Statutory Option Award and Non-Statutory Option Award Agreement for David B. Rothrock #1	This filing

10.111	Non-Statutory Option Award and Non-Statutory Option Award Agreement for David B. Rothrock #2	This filing

10.112	Amendment to Employment Agreement with Victor Oviedo	This filing

10.113	Non-Statutory Option Award and Non-Statutory Option Award Agreement for Victor Oviedo #1	This filing

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Exhibit Number*	Title of Document	Location
10.114	Non-Statutory Option Award and Non-Statutory Option Award Agreement for Victor Oviedo #2	This filing

10.115	Amendment to Employment Agreement with James R. Bell	This filing

10.116	Non-Statutory Option Award and Non-Statutory Option Award Agreement for James R. Bell #1	This filing

10.117	Non-Statutory Option Award and Non-Statutory Option Award Agreement for James R. Bell #2	This filing

10.118	Amendment to Employment Agreement with Myles Gill	This filing

10.119	Non-Statutory Option Award and Non-Statutory Option Award Agreement for Myles P Gill	This filing

10.120	Amended and Restated Employment Agreement with Ralph Valvano	This filing

10.121	Non-Statutory Option Award and Non-Statutory Option Award Agreement for Ralph Valvano #1	This filing

10.122	Non-Statutory Option Award and Non-Statutory Option Award Agreement for Ralph Valvano #2	This filing

Item 99	Miscellaneous
99.01	Press Release dated June 27, 2022	This filing

Item 104	Cover Page Interactive Data File
104	Cover Page Interactive Data File (embedded within the Inline XBRL)	This filing
_______________
*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTVIEW, INC.

Dated: June 30, 2022	By:	/s/ Ralph Valvano
Ralph Valvano
Chief Financial Officer

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